                                                                    EXHIBIT 3.4









                          AMENDED AND RESTATED BYLAWS

                                       OF

                               COMSTAR.NET, INC.
                    (formerly ComStar Communications, Inc.)

                          AMENDED AND RESTATED BYLAWS

                                       OF

                               COMSTAR.NET, INC.

                               TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----

ARTICLE ONE    OFFICE...........................................................................................  1
         1.1      REGISTERED OFFICE AND AGENT...................................................................  1
         1.2      PRINCIPAL OFFICE..............................................................................  1
         1.3      OTHER OFFICES.................................................................................  1


ARTICLE TWO    SHAREHOLDER'S MEETINGS...........................................................................  1
         2.1      PLACE OF MEETINGS.............................................................................  1
         2.2      ANNUAL MEETINGS...............................................................................  2
         2.3      SPECIAL MEETINGS..............................................................................  2
         2.4      NOTICE OF MEETINGS............................................................................  2
         2.5      WAIVER OF NOTICE..............................................................................  2
         2.6      VOTING GROUP; QUORUM; VOTE REQUIRED TO ACT....................................................  3
         2.7      VOTING OF SHARES..............................................................................  3
         2.8      PROXIES.......................................................................................  3
         2.9      PRESIDING OFFICER.............................................................................  3
         2.10     ADJOURNMENTS..................................................................................  4
         2.11     CONDUCT OF THE MEETING........................................................................  4
         2.12     ACTION OF SHAREHOLDERS WITHOUT A MEETING......................................................  4
         2.13     MATTERS CONSIDERED AT ANNUAL MEETINGS.........................................................  4


ARTICLE THREE    BOARD OF DIRECTORS.............................................................................  5
         3.1      GENERAL POWERS................................................................................  5
         3.2      NUMBER, ELECTION AND TERM OF OFFICE...........................................................  5
         3.3      REMOVAL OF DIRECTORS..........................................................................  6
         3.4      VACANCIES.....................................................................................  6
         3.5      COMPENSATION..................................................................................  6
         3.6      COMMITTEES OF THE BOARD OF DIRECTORS..........................................................  7
         3.7      QUALIFICATION OF DIRECTORS....................................................................  7
         3.8      CERTAIN NOMINATION REQUIREMENTS...............................................................  7


ARTICLE FOUR    MEETINGS OF THE BOARD OF DIRECTORS..............................................................  8

         4.1      REGULAR MEETINGS..............................................................................  8
         4.2      SPECIAL MEETINGS..............................................................................  8
         4.3      PLACE OF MEETINGS.............................................................................  8
         4.4      NOTICE OF MEETINGS............................................................................  8
         4.5      QUORUM........................................................................................  8
         4.6      VOTE REQUIRED FOR ACTION......................................................................  8
         4.7      PARTICIPATION BY CONFERENCE TELEPHONE.........................................................  9
         4.8      ACTION BY DIRECTORS WITHOUT A MEETING.........................................................  9
         4.9      ADJOURNMENTS..................................................................................  9
         4.10     WAIVER OF NOTICE..............................................................................  9


ARTICLE FIVE    OFFICERS........................................................................................ 10
         5.1      OFFICES....................................................................................... 10
         5.2      TERM.......................................................................................... 10
         5.3      COMPENSATION.................................................................................. 10
         5.4      REMOVAL....................................................................................... 10
         5.5      CHAIRMAN OF THE BOARD......................................................................... 10
         5.6      CHIEF EXECUTIVE OFFICER....................................................................... 10
         5.7      PRESIDENT..................................................................................... 11
         5.8      VICE PRESIDENT................................................................................ 11
         5.9      SECRETARY..................................................................................... 11
         5.10     TREASURER..................................................................................... 11


ARTICLE SIX    DISTRIBUTION AND DIVIDENDS....................................................................... 11


ARTICLE SEVEN    SHARES......................................................................................... 12
         7.1      SHARE CERTIFICATES............................................................................ 12
         7.2      RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS....................................... 12
         7.3      TRANSFERS OF SHARES........................................................................... 12
         7.4      DUTY OF CORPORATION TO REGISTER TRANSFER...................................................... 12
         7.5      LOST, STOLEN, OR DESTROYED CERTIFICATES....................................................... 13
         7.6      FIXING OF RECORD DATE......................................................................... 13
         7.7      RECORD DATE IF NONE FIXED..................................................................... 13


ARTICLE EIGHT    INDEMNIFICATION................................................................................ 13
         8.1      INDEMNIFICATION OF DIRECTORS.................................................................. 13
         8.2      INDEMNIFICATION OF OTHERS..................................................................... 14
         8.3      OTHER ORGANIZATIONS........................................................................... 14
         8.4      DETERMINATION................................................................................. 14
         8.5      ADVANCES...................................................................................... 14

         8.6      NON-EXCLUSIVITY............................................................................... 15
         8.7      INSURANCE..................................................................................... 15
         8.8      NOTICE........................................................................................ 15
         8.9      SECURITY...................................................................................... 15
         8.10     AMENDMENT..................................................................................... 16
         8.11     AGREEMENTS.................................................................................... 16
         8.12     CONTINUING BENEFITS........................................................................... 16
         8.13     SUCCESSORS.................................................................................... 16
         8.14     SEVERABILITY.................................................................................. 16
         8.15     ADDITIONAL INDEMNIFICATION.................................................................... 16


ARTICLE NINE    MISCELLANEOUS................................................................................... 17
         9.1      INSPECTION OF BOOKS AND RECORDS............................................................... 17
         9.2      FISCAL YEAR................................................................................... 17
         9.3      CORPORATE SEAL................................................................................ 17
         9.4      ANNUAL STATEMENTS............................................................................. 17
         9.5      NOTICE........................................................................................ 17


ARTICLE TEN    AMENDMENTS....................................................................................... 18

                          AMENDED AND RESTATED BYLAWS

                                       OF

                               COMSTAR.NET, INC.


         References in these Amended and Restated Bylaws to "Articles of Incorporation" are to the Amended and Restated Articles of Incorporation of comstar.net, inc., a Georgia corporation (the "Corporation"), as amended and restated from time to time (the "Articles"). These Amended and Restated Bylaws are intended to become effective upon the closing of the Corporation's initial public offering.

         All of these Bylaws are subject to contrary provisions, if any, of the Articles (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Georgia Business Corporation Code (the "Code"), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to "Sections" shall refer to sections of the Bylaws, unless otherwise indicated.


                                  ARTICLE ONE

                                     OFFICE

         1.1 REGISTERED OFFICE AND AGENT. The Corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

         1.2 PRINCIPAL OFFICE. The principal office of the Corporation shall be at the place designated in the Corporation's annual registration with the Georgia Secretary of State.

         1.3 OTHER OFFICES. In addition to its registered office and principal office, the Corporation may have offices at other locations either in or outside the State of Georgia.


                                  ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

         2.1 PLACE OF MEETINGS. Meetings of the Corporation's shareholders may be held at any location inside or outside the State of Georgia designated by the Board of Directors or any other person or persons who properly call the meeting, or if the Board of Directors or such other person or persons do not specify a location, at the Corporation's principal office.

         2.2 ANNUAL MEETINGS. The Corporation shall hold an annual meeting of shareholders, at a date and time determined by the Board of Directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.

         2.3 SPECIAL MEETINGS. Special meetings of shareholders of one or more classes or series of the Corporation's shares may be called at any time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, and shall be called by the Corporation upon the written request (in compliance with applicable requirements of the Code) of the holders of shares representing twenty-five percent (25%) or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting; provided, however, that at any time the Corporation has more than 100 beneficial owners (as defined in Section 14-2-110 of the Code) of its shares, such written request must be made by the holders of a majority of such votes. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with
Section 2.4 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

         2.4 NOTICE OF MEETINGS. In accordance with Section 9.5 and subject to waiver by a shareholder pursuant to Section 2.5, the Corporation shall give written notice of the date, time, and place of each annual and special shareholders' meeting no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless these Bylaws require otherwise. The notice of a special meeting shall state the purpose for which the meeting is called. If an annual or special shareholders' meeting is adjourned to a different date, time, or location, the Corporation shall give shareholders notice of the new date, time, or location of the adjourned meeting, unless a quorum of shareholders was present at the meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however, that if a new record date is or must be fixed in accordance with Section 7.6, the Corporation must give notice of the adjourned meeting to all shareholders of record as of the new record date who are entitled to vote at the adjourned meeting.

         2.5 WAIVER OF NOTICE. A shareholder may waive any notice required by the Code, the Articles, or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Corporation a written waiver of notice signed by the shareholder entitled to the notice. In addition, a shareholder's attendance at a meeting shall be (a) a waiver of objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the purpose of nor the business transacted at the meeting need be specified in any waiver.

         2.6 VOTING GROUP; QUORUM; VOTE REQUIRED TO ACT. (a) Unless otherwise required by the Code or the Articles, all classes or series of the Corporation's shares entitled to vote generally on a matter shall for that purpose be considered a single voting group (a "Voting Group"). If either the Articles or the Code requires separate voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each such Voting Group separately. At all meetings of shareholders, any Voting Group entitled to vote on a matter may take action on the matter only if a quorum of that Voting Group exists at the meeting, and if a quorum exists, the Voting Group may take action on the matter notwithstanding the absence of a quorum of any other Voting Group that may be entitled to vote separately on the matter. Unless the Articles, these Bylaws, or the Code provides otherwise, the presence (in person or by proxy) of shares representing a majority of votes entitled to be cast on a matter by a Voting Group shall constitute a quorum of that Voting Group with regard to that matter. Once a share is present at any meeting other than solely to object to holding the meeting or transacting business at the meeting, the share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date for the adjourned meeting is or must be set pursuant to Section 7.6 of these Bylaws.

         (b) Except as provided in Section 3.4, if a quorum exists, action on a matter by a Voting Group is approved by that Voting Group if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action, unless the Articles, a provision of these Bylaws that has been adopted pursuant to Section 14-2-1021 of the Code (or any successor provision), or the Code requires a greater number of affirmative votes.

         2.7 VOTING OF SHARES. Unless otherwise required by the Code or the Articles, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote of shareholders.

         2.8 PROXIES. A shareholder entitled to vote on a matter may vote in person or by proxy pursuant to an appointment executed in writing by the shareholder or by his attorney-in-fact. An appointment of a proxy shall be valid for 11 months from the date of its execution, unless a longer or shorter period is expressly stated in the proxy. A proxy is not invalidated by the death or incompetency of a shareholder unless, before the authority is exercised pursuant to the proxy, notice of such death or incompetency is received by the corporate officer responsible for maintaining the list of shareholders.

         2.9 PRESIDING OFFICER. Except as otherwise provided in this Section 2.9, the Chairman of the Board, and in his absence or disability the Chief Executive Officer, shall preside at every shareholders' meeting (and any adjournment thereof) as its chairman, if either of them is present and willing to serve. If neither the Chairman of the Board nor the Chief Executive Officer is present and willing to serve as chairman of the meeting, and if the Chairman of the Board has not designated another person who is present and willing to serve, then a majority of the Corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no director of the Corporation is present at the meeting or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of (a) the shares present at the meeting that would be entitled to vote in an election of directors, or
(b) if no such shares are present at the meeting, then the shares present at the meeting comprising the Voting Group with the largest number of shares present at the meeting and entitled to vote on a matter properly proposed to be considered at the meeting. The chairman of the meeting may designate other persons to assist with the meeting.

         2.10 ADJOURNMENTS. At any meeting of shareholders (including an adjourned meeting), a majority of shares of any Voting Group present and entitled to vote at the meeting (whether or not those shares constitute a quorum) may adjourn the meeting, but only with respect to that Voting Group, to reconvene at a specific time and place. If more than one Voting Group is present and entitled to vote on a matter at the meeting, then the meeting may be continued with respect to any such Voting Group that does not vote to adjourn as provided above, and such Voting Group may proceed to vote on any matter to which it is otherwise entitled; provided, however, that if (a) more than one Voting Group is required to take action on a matter at the meeting and
(b) any one of those Voting Groups votes to adjourn the meeting (in accordance with the preceding sentence), then the action shall not be deemed to have been taken until the requisite vote of any adjourned Voting Group is obtained at its reconvened meeting. The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called. Nothing contained in this Section 2.10 shall be deemed or otherwise construed to limit any lawful authority of the chairman of a meeting to adjourn the meeting.

         2.11 CONDUCT OF THE MEETING. At any meeting of shareholders, the chairman of the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

         2.12 ACTION OF SHAREHOLDERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action or, if permitted by the Articles, by persons who would be entitled to vote at a meeting shares having voting power to cast the requisite number of votes (or numbers, in the case of voting by groups) that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Where required by Section 14-2-704 or other applicable provision of the Code, the Corporation shall provide shareholders with written notice of actions taken without a meeting.

         2.13 MATTERS CONSIDERED AT ANNUAL MEETINGS. Notwithstanding anything to the contrary in these Bylaws, the only business that may be conducted at an annual meeting of shareholders shall be business brought before the meeting (a) by or at the direction of the Board of Directors prior to the meeting, (b) by or at the direction of the Chairman of the Board or the

Chief Financial Officer, or (c) by a shareholder of the Corporation who is entitled to vote with respect to the business and who complies with the notice procedures set forth in this Section 2.13. For business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal office of the Corporation, as applicable: (a) if the Corporation is at such time subject to Regulation 14A promulgated by the Securities and Exchange Commission - not less than forty-five (45) nor more than ninety (90) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting; or (b) if the Corporation is at such time not subject to Regulation 14A - not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the prior year's annual meeting; provided, in any such event, that if during the prior year the Corporation did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, the notice to be timely must be delivered or mailed to and received at the principal office of the Corporation a reasonable time before the Corporation mails its proxy materials for the current year. A shareholder's notice to the Secretary shall set forth a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the Corporation's books, and address of the shareholder proposing the business; the series or class and number of shares of the Corporation's capital stock that are beneficially owned by the shareholder; and any material interest of the shareholder in the proposed business. The chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the chairman concludes that the matter has been proposed in a manner inconsistent with this Section
2.13 or (ii) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting.


                                 ARTICLE THREE

                               BOARD OF DIRECTORS

         3.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, subject to any limitation set forth in the Articles, in bylaws approved by the shareholders, or in agreements among all the shareholders that are otherwise lawful.

         3.2 NUMBER, ELECTION AND TERM OF OFFICE. Except as otherwise provided in the Articles of Incorporation, the Board of Directors shall consist of a maximum of fifteen members. The Board of Directors shall have the authority to change the number of directors from time to time by resolution so long as the number of directors does not exceed fifteen; provided, however, that no decrease in the number of directors (if more than one director is elected by a resolution of the Board of Directors or the shareholders) shall have the effect of shortening the term of an incumbent director. The Board of Directors shall be divided into three classes to be known as Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Except in the case of death, resignation, disqualification, or removal for cause, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of shareholders after his election; each initial director in Class II shall hold office until the second annual meeting of shareholders after his election; and each initial director in Class III shall hold office until the third annual meeting of shareholders after his election. Despite the expiration of a director's term, such director shall continue to serve until his or her successor, if there is to be any, has been elected and has qualified. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of directors so that the three classes remain as nearly equal in size as possible; provided, however, that there shall be no classification of additional directors elected by the Board of Directors until the next meeting of shareholders called for the purposes of electing directors, at which meeting the terms of all such additional directors shall expire, and such additional directors positions, if they are to be continued, shall be apportioned among the classes of directors and nominees therefor shall be submitted to the shareholders for their vote.

         3.3 REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed with cause by the shareholders, provided that directors elected by a particular Voting Group may be removed only by the shareholders in that Voting Group. Removal action may be taken only at a shareholders' meeting for which notice of the removal action has been given, and a director may be removed only by the holders of a majority of the votes entitled to be cast. If any removed director is a member of any committee of the Board of Directors, he shall cease to be a member of that committee when he ceases to be a director. A removed director's successor, if any, may be elected at the same meeting to serve the unexpired term.

         3.4 VACANCIES. A vacancy occurring in the Board of Directors may be filled for the unexpired term, unless the shareholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum; provided, however, that if the vacant office was held by a director elected by a particular Voting Group, only the holders of shares of that Voting Group or the remaining directors elected by that Voting Group shall be entitled to fill the vacancy; provided further, however, that if the vacant office was held by a director elected by a particular Voting Group and there is no remaining director elected by that Voting Group, the other remaining directors or director (elected by another Voting Group or Groups) may fill the vacancy during an interim period before the shareholders of the vacated director's Voting Group act to fill the vacancy. A vacancy or vacancies in the Board of Directors may result from the death, resignation, disqualification, or removal of any director, or from an increase in the number of directors.

         3.5 COMPENSATION. Directors may receive such compensation for their services as directors as may be fixed by the Board of Directors from time to time. A director may also serve the Corporation in one or more capacities other than that of director and receive compensation for services rendered in those other capacities.

         3.6 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may designate from among its members an executive committee or one or more other standing or ad hoc committees, each consisting of one or more directors, who serve at the pleasure of the Board of Directors. Subject to the limitations imposed by the Code, each committee shall have the authority set forth in the resolution establishing the committee or in any other resolution of the Board of Directors specifying, enlarging, or limiting the authority of the committee. Any such committee, to the extent provided by resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee shall have no authority with respect to (1) amending the Articles or these Bylaws; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; and (4) a voluntary dissolution of the Corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         3.7 QUALIFICATION OF DIRECTORS. No person elected to serve as a director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Code, the Articles, and any further eligibility requirements established in these Bylaws.

         3.8 CERTAIN NOMINATION REQUIREMENTS. No person may be nominated for election as a director at any annual or special meeting of shareholders unless
(a) the nomination has been or is being made pursuant to a recommendation or approval of the Board of Directors of the Corporation or a properly constituted committee of the Board of Directors previously delegated authority to recommend or approve nominees for director; (b) the person is nominated by a shareholder of the Corporation who is entitled to vote for the election of the nominee at the subject meeting, and the nominating shareholder has furnished timely written notice to the Secretary of the Corporation, at the Corporation's principal office, provided, however, that to be timely, a shareholder's notice must be delivered or mailed to and received at the principal office of the Corporation, as applicable: (A) if the Corporation is at such time subject to Regulation 14A promulgated by the Securities and Exchange Commission - not less than forty-five (45) nor more than ninety (90) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting; or (B) if the Corporation is at such time not subject to Regulation 14A - not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the prior year's annual meeting; provided, in any such event, that if during the prior year the Corporation did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, the notice to be timely must be delivered or mailed to and received at the principal office of the Corporation a reasonable time before the Corporation mails its proxy materials for the current year, and such notice shall (i) set forth with respect to the person to be nominated his or her name, age, business and residence addresses, principal business or occupation during the past five years, any affiliation with or material interest in the Corporation or any transaction involving the Corporation, and any affiliation with or material interest in any person or entity having an interest materially adverse to the Corporation, and (ii) shall be accompanied by the sworn or certified statement of the shareholder that the nominee has consented to being nominated and that the shareholder believes the nominee will stand for election and will serve if elected; or (c) (i) the person is nominated to replace a person previously identified as a proposed nominee (in accordance with the provisions of subpart (b) of this Section 3.8) who has since become unable or unwilling to be nominated or to serve if elected, (ii) the shareholder who furnished such previous identification makes the replacement nomination and delivers to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) an affidavit or other sworn statement affirming that the shareholder had no reason to believe the original nominee would be so unable or unwilling, and (iii) such shareholder also furnishes in writing to the Secretary of the Corporation (at the time of or prior to making the replacement nomination) the same type of information about the replacement nominee as required by subpart (b) of this Section 3.8 to have been furnished about the original nominee. The chairman of any meeting of shareholders at which one or more directors are to be elected, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 3.8.


                                  ARTICLE FOUR

                       MEETINGS OF THE BOARD OF DIRECTORS

         4.1 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held in conjunction with each annual meeting of shareholders. In addition, the Board of Directors may, by prior resolution, hold regular meetings at other times.

         4.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any director in office at that time.

         4.3 PLACE OF MEETINGS. Directors may hold their meetings at any place in or outside the State of Georgia that the Board of Directors may establish from time to time.

         4.4 NOTICE OF MEETINGS. Directors need not be provided with notice of any regular meeting of the Board of Directors. Unless waived in accordance with Section 4.10, the Corporation shall give notice of at least one day to each director of the date, time, and place of each special meeting. Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced.

         4.5 QUORUM. At meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business.

         4.6 VOTE REQUIRED FOR ACTION. If a quorum is present when a vote is taken, the vote of a majority of the directors present at the time of the vote will be the act of the Board of Directors, unless the vote of a greater number is required by the Code, the Articles, or these

Bylaws. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless
(a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at such meeting; (b) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         4.7 PARTICIPATION BY TELEPHONE CONFERENCE. Members of the Board of Directors may participate in a meeting of the Board by means of telephone conference or similar communications equipment through which all persons participating may hear and speak to each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at the meeting.

         4.8 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent, describing the action taken, is signed by each director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The consent may be executed in counterparts, and shall have the same force and effect as a unanimous vote of the Board of Directors at a duly convened meeting.

         4.9 ADJOURNMENTS. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice to the directors of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

         4.10 WAIVER OF NOTICE. A director may waive any notice required by the Code, the Articles, or these Bylaws before or after the date and time of the matter to which the notice relates, by a written waiver signed by the director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a director at a meeting shall constitute waiver of notice of the meeting, except where a director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE FIVE

                                    OFFICERS

         5.1 OFFICERS. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may also elect a Chairman of the Board from among its members. The Board of Directors from time to time may create and establish the duties of other offices and may elect or appoint, or authorize specific senior officers to appoint, the persons who shall hold such other offices, including a Chief Operating Officer, a Chief Technology Officer, one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries, and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board may appoint one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

         5.2 TERM. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by a senior officer pursuant to this Article Five, at the pleasure of the Board of Directors or any senior officer authorized to have appointed the officer) until his death, resignation, or removal, or until his replacement is elected or appointed in accordance with this Article Five.

         5.3 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by a committee or officer appointed by the Board of Directors. Officers may serve without compensation.

         5.4 REMOVAL. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by any senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

         5.5 CHAIRMAN OF THE BOARD. The Chairman of the Board (if there be one) shall preside at and serve as chairman of meetings of the shareholders and of the Board of Directors (unless another person is selected under Section 2.9 to act as chairman). The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of Directors.

         5.6 CHIEF EXECUTIVE OFFICER. Unless otherwise provided in these Bylaws or by resolution of the Board of Directors, the Chief Executive Officer shall be the principal officer of the Corporation and shall be charged with the general and active management of the Corporation's affairs of all types. Subject to the control of the Board of Directors, the Chief Executive Officer shall supervise and control all of the business of the Corporation. The Chief

Executive Officer shall have authority to institute or defend legal proceedings when the directors are deadlocked.

         5.7 PRESIDENT. The President (if there be one) shall, in the absence or disability of the Chief Executive Officer, or at the direction of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, whether the duties and powers are specified in these Bylaws or otherwise.

         5.8 VICE PRESIDENT. The Vice President (if there be one) shall, in the absence or disability of the President, or at the direction of the President or Chief Executive Officer, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these Bylaws or otherwise. If the Corporation has more than one Vice President, the one designated by the Board of Directors or the President (in that order of precedence) shall act in the event of the absence or disability of the President. Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

         5.9 SECRETARY. The Secretary shall be responsible for preparing minutes of the meetings of shareholders, directors, and committees of directors and for authenticating records of the Corporation. The Secretary or any Assistant Secretary shall have authority to give all notices required by law or these Bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Corporation, and shall sign any instrument that requires the Secretary's signature. The Secretary or any Assistant Secretary shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

         5.10 TREASURER. Unless otherwise provided in these Bylaws or by resolution of the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation and shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make reports of these receipts and disbursements to the Board of Directors and Chief Executive Officer upon request. The Treasurer or Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the Chief Executive Officer.


                                  ARTICLE SIX

                          DISTRIBUTIONS AND DIVIDENDS

         Unless the Articles provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.

                                 ARTICLE SEVEN

                                     SHARES

         7.1 SHARE CERTIFICATES. The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation, which shall be in such form as the Board of Directors from time to time may adopt in accordance with the Code. Share certificates shall be in registered form and shall indicate the date of issue, the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and designation of the series, if any, represented by the certificate. Each certificate shall be signed by the Chief Executive Officer, the President, or a Vice President (or in lieu thereof, by the Chairman of the Board, if there be one) and may be signed by the Secretary or an Assistant Secretary; provided, however, that where the certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles.

         7.2 RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

         7.3 TRANSFERS OF SHARES. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.

         7.4 DUTY OF CORPORATION TO REGISTER TRANSFER. Notwithstanding any of the provisions of Section 7.3 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is in fact rightful or is to a bona fide purchaser; and (f) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

         7.5 LOST, STOLEN, OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

         7.6 FIXING OF RECORD DATE. For the purpose of determining shareholders (a) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than 70 days (and, in the case of a notice to shareholders of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. A separate record date may be established for each Voting Group entitled to vote separately on a matter at a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         7.7 RECORD DATE IF NONE FIXED. If no record date is fixed as provided in Section 7.6, then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of shareholders.

                                 ARTICLE EIGHT

                                INDEMNIFICATION

         8.1 INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify and hold harmless any person (an "Indemnified Person") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation (for purposes of this Article Eight, collectively, a "Proceeding") because he is or was a director of the Corporation, against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article Eight, a "Liability"), if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that no indemnification shall be made for any Liability for which, under the Code, indemnification may not be authorized by action of the Board of Directors, the shareholders, or otherwise, including, but not limited to, any Liability of a director to the Corporation for: (a) any appropriation by a director, in violation of the director's duties, of any business opportunity of the corporation; (b) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832; or (d) any transaction from which the director received an improper personal benefit. Indemnification in connection with a Proceeding brought by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the Proceeding.

         8.2 INDEMNIFICATION OF OTHERS. The Board of Directors shall have the power to cause the Corporation to provide to officers, employees, and agents of the Corporation all or any part of the right to indemnification and other rights of the type provided under Sections 8.1, 8.5, and 8.11 of this Article Eight (subject to the conditions, limitations, and obligations specified in those sections) upon a resolution to that effect identifying officers, employees, or agents (by position or name) to be indemnified and specifying the particular rights provided, which may be different for each of the persons identified. Each officer, employee, or agent of the Corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Eight.

         8.3 OTHER ORGANIZATIONS. The Board of Directors shall provide to each director, and the Board of Directors shall have the power to cause the Corporation to provide to any director, officer, employee, or agent of the Corporation who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise all or any part of the right to indemnification and other rights of the type provided under Sections 8.1, 8.5, and 8.11 of this Article Eight (subject to the conditions, limitations, and obligations specified in those sections) upon a resolution to that effect identifying the persons to be identified and specifying the particular rights provided, which may be different for each of the persons identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Eight.

         8.4 DETERMINATION. Notwithstanding any judgment, order, settlement, conviction, or plea in any Proceeding, an Indemnified Person shall be entitled to indemnification as provided in Section 8.1 if a determination that such Indemnified Person is entitled to such indemnification shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to the Proceeding; (b) if a quorum cannot be obtained under (a) above, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors who are not at the time parties to the Proceeding; (c) in a written opinion by special legal counsel selected as required by the Code; or (d) by the shareholders; provided, however, that shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

         8.5 ADVANCES. To the extent the Corporation has funds reasonably available to be used for this purpose, expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in defending any Proceeding of the kind described in Section 8.1 (or in Sections 8.2 or 8.3, if the

Board of Directors has specified that advancement of expenses be made available to such Indemnified Person) shall be paid by the Corporation in advance of the final disposition of such Proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person's delivery to the Corporation of a written request for an advance pursuant to this Section 8.5, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in the Code and a written undertaking and agreement to repay to the Corporation any advances made pursuant to this Section 8.5 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation may make the advances contemplated by this
Section 8.5 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 8.5 may be unsecured and interest-free.

         8.6 NON-EXCLUSIVITY. Subject to any applicable limitation imposed by the Code or the Articles, the indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon.

         8.7 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while serving in such a capacity, is also or was also serving at the request of the Corporation as a director, officer, trustee, partner, employee, or agent of any corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any Liability that may be asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eight.

         8.8 NOTICE. If the Corporation indemnifies or advances expenses to a director under any of Sections 14-2-851 through 14-2-854 of the Code (or any equivalent provision of these Bylaws) in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by
Section 14-2-1621 or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

         8.9 SECURITY. The Corporation may designate certain of its assets as collateral, provide self-insurance, establish one or more indemnification trusts, or otherwise secure or facilitate its ability to meet its obligations under this Article Eight, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Eight, as the Board of Directors deems appropriate.

         8.10 AMENDMENT. Any amendment to this Article Eight that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events, or omissions occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected (collectively, "Post Amendment Events"). Any Indemnified Person shall, as to any Proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Eight to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This
Section 8.10 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

         8.11 AGREEMENTS. The provisions of this Article Eight shall be deemed to constitute an agreement between the Corporation and each Indemnified Person hereunder. In addition to the rights provided in this Article Eight, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any Indemnified Person indemnification rights substantially similar to those provided in this Article Eight.

         8.12 CONTINUING BENEFITS. The rights of indemnification and advancement of expenses permitted or authorized by this Article Eight shall, unless otherwise provided when such rights are granted or conferred, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         8.13 SUCCESSORS. For purposes of this Article Eight, the term "Corporation" shall include any corporation, joint venture, trust, partnership, or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation, or otherwise, and any such successor shall be liable to the persons indemnified under this Article Eight on the same terms and conditions and to the same extent as this Corporation.

         8.14 SEVERABILITY. Each of the Sections of this Article Eight, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Eight that is not declared invalid or unenforceable.

         8.15 ADDITIONAL INDEMNIFICATION. In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its directors and officers as have been designated by the Board of Directors to the full extent permitted by action of the Board of Directors without shareholder approval under the Code or other laws of the State of Georgia as in effect from time to time.

                                  ARTICLE NINE

                                 MISCELLANEOUS

         9.1 INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have the power to determine which accounts, books, and records of the Corporation shall be available for shareholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by a shareholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books, and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors, a shareholder of the Corporation holding less than two percent of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

         9.2 FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate. Unless otherwise provided by resolution of the Board of Directors, the fiscal year of the Corporation shall be the calendar year and shall end on December 31 of each calendar year.

         9.3 CORPORATE SEAL. The corporate seal will be in such form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Articles.

         9.4 ANNUAL STATEMENTS. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement, in such form and with such information as the Code may require.

         9.5 NOTICE. (a) Whenever these Bylaws require notice to be given to any shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means. Notice may be given to any director by electronic mail, provided that the director has approved the use of such means of transmission as an acceptable form of service of notice to such director. Electronic mail shall be deemed an acceptable form of notice upon receipt by a director unless such director indicates otherwise. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the

Corporation. Any such written notice given by mail shall be effective: (i) if given to shareholders, at the time the same is deposited in the United States mail; and (ii) in all other cases, at the earliest of (x) when received or when delivered, properly addressed, to the addressee's last known principal place of business or residence, (y) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or (z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a shareholder or director by any means other than mail, the notice shall be deemed given when received.

         (b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.


                                  ARTICLE TEN

                                   AMENDMENTS
         Except as otherwise provided under the Code, the Board of Directors shall have the power to alter, amend, or repeal these Bylaws or adopt new Bylaws. Any Bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new Bylaws adopted, by the shareholders. The shareholders may prescribe in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended, or repealed by the Board of Directors.